Exhibit d.3

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS

DATED [ ], 2008 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF

THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE ALTMAN GROUP, INC., THE INFORMATION AGENT.

KOHLBERG CAPITAL CORPORATION

Incorporated under the laws of the State of Delaware

TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

cusip 500233 119

Evidencing Transferable Subscription Rights to Purchase Shares of Common Stock of Kohlberg Capital Corporation

Estimated Subscription Price: $[ ] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M.,

NEW YORK CITY TIME,

ON [    ], 2008, UNLESS EXTENDED BY THE COMPANY

    REGISTERED

            OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, with a par value of $0.01 per share, of Kohlberg Capital Corporation, a Delaware corporation, at an estimated subscription price of $[ ] per share (the “Basic Subscription Right”), pursuant to a Rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Kohlberg Capital Corporation Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Excess Shares”), stockholders of record (“Record Date Stockholders”) as of [ ], 2008 (the “Record Date”) that have exercised fully their Rights pursuant to the Basic Subscription Right may subscribe for a number of Excess Shares, on the terms and subject to the conditions set forth in the Prospectus, including as to proration. In addition, any holders of Rights other than Record Date Stockholders who exercise Rights are entitled to subscribe for any Excess Shares that are not otherwise subscribed for by Record Date Stockholders as described in the preceding sentence, on the terms and subject to the conditions set forth in the Prospectus, including as to proration. These over-subscription privileges are referred to as the “Over-Subscription Privilege.” The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the estimated subscription price for each share of Common Stock in accordance with the “Instructions as to Use of Kohlberg Capital Corporation Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Kohlberg Capital Corporation and the signatures of its duly authorized officers.

Dated:

Dayl W. Pearson President and Chief Executive Officer	Michael I. Wirth Secretary

INSTRUCTIONS AS TO USE OF KOHLBERG CAPITAL CORPORATION SUBSCRIPTION RIGHTS CERTIFICATES

Delivery Options for Subscription Rights Certificate

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by mail: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 5 below. To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 4 below.

(a)    EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for _______ shares x $____             = $_________

            (no. of new shares)     (estimated subscription price)    (amount enclosed)

(b)    EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

Note: If you are a Record Date Stockholder, the Over-Subscription Privilege may only be exercised if your Basic Subscription Right is exercised in full.

I apply for _______ shares x $____             = $_________

            (no. of new shares)     (estimated subscription price)    (amount enclosed)

Total Amount of Payment Enclosed = $_____________

METHOD OF PAYMENT (CHECK ONE)

☐      Check or bank draft drawn on a U.S. bank, or postal

telegraphic or express money order payable to “American Stock Transfer & Trust Company, as Subscription Agent.” Funds paid by an uncertified check may take at least five business days to clear.

☐      Wire transfer of immediately available funds directly

to the account maintained by American Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 323-890113.

FORM 2-SALE OR TRANSFER TO DESIGNATED TRANSFEREE OR THROUGH BANK OR BROKER

To sell or transfer your subscription rights to another person, complete this form and have your signature guaranteed under Form 5. To sell your subscription rights through your bank or broker, sign below under this Form 2 and have your signature guaranteed under Form 5, but leave the rest of this Form 2 blank.

For value received ________ of the subscription rights represented by this Subscription Rights Certificate are assigned to:

Social Security # ________________________

Signature(s): ____________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 3-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed:

                                                     (Name of Bank or Firm)

By:

                                    (Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Exchange Act Rule 17Ad-15.

FOR ADDITIONAL INSTRUCTIONS ON THE USE OF KOHLBERG CAPITAL CORPORATION SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT THE ALTMAN GROUP, THE INFORMATION AGENT, AT (800) 499-6260.